                                                                     EXHIBIT 4.3

                                 ZINDART LIMITED

                             STOCK OPTION AGREEMENT

                             FOR PETER A.J. GARDINER


        THIS STOCK OPTION AGREEMENT (the "Agreement") is made as of October 31, 2000 (the "Effective Date"), between Zindart Limited, a Hong Kong corporation (the "Company"), and Peter A.J. Gardiner (the "Optionee").

        1. Grant of Option. The Company hereby agrees to grant to the Optionee an option (the "Option") to purchase 380,000 American Depositary Shares (the "Shares"), of which the Company's Ordinary Shares (the "Ordinary Shares") are the underlying security, at an exercise price of $2.50 per ADS (the "Exercise Price"), for an aggregate exercise price of $950,000. This Option is not intended to be an incentive stock option within the meaning of Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the "Code").

        2. Conditions of Exercise.

               (a) This Option may be exercised in whole or in part at any time as to 100% of the Shares, whether vested or unvested.

               (b) Except as otherwise provided herein, the right of the Optionee to purchase Shares with respect to which this Option has become exercisable may be exercised in whole or in part at any time or from time to time prior to expiration of the Option term. This Option may not be exercised for a fraction of a share.

               (c) This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A-1 (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be completed by the Optionee and delivered to the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise

Price.

        3. Vesting Schedule. This Option shall be exercisable during its term as follows:

               (a) Conditions of Vesting. This Option shall vest in accordance with the Vesting Schedule set forth in subsection (b) below.

               (b) Vesting Schedule. Subject to the provisions of Section 12, one-third of the Shares subject to the Option shall vest on the first anniversary of the Effective Date and one twenty-fourth of the Shares shall subsequently vest on each monthly anniversary of the Effective Date thereafter, subject to Optionee's continuing to provide employment or consulting services to the Company as of each such date.

        4. Term of Option. Subject to earlier termination as specified herein, this Option may be exercised until ten years after the Effective Date, after which this Option shall terminate.

        5. Termination of Relationship. In the event of termination of Optionee's continuous status as an employee or consultant of the Company or a subsidiary of the Company for any reason other than death or Disability (as defined in Section 6 below), this Option may be exercised for a period of three
(3) months after the date of such termination (but in no event later than the expiration date of this Option as set forth in Section 4 above) to the extent that the Option is vested on the date of such termination. To the extent that Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

        6. Disability of Optionee. In the event of termination of Optionee's continuous status as an employee or consultant of the Company or a subsidiary of the Company as a result of Optionee's disability (within the meaning of Section 22(e)(3) of the Code) ("Disability"), this Option may be exercised for a period of twelve (12) months after the date of such termination (but in no event later than the expiration date of this Option as set forth in Section 4 above) to the extent that the Option is vested on the date of such termination. To the extent that Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

        7. Death of Optionee. In the event of the death of Optionee, the Option may be exercised at any time within twelve (12) months following the date of Optionee's death (but in no event later than the expiration date of this Option as set forth in Section 4 above), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, to the extent that the Optionee was entitled to exercise the Option at the date of death. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate.

        8. Optionee's Representations. In the event the Shares have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his Investment Representation Statement in the form attached hereto as Exhibit A-2.

        9. Method of Payment. Payment of the aggregate Exercise Price shall be by cash, check or by any other means of exercise authorized from time to time by the Board of Directors of the Company (the "Board") or a committee appointed by the Board.

        10. Non-Transferability of Option. Except under the laws of descent and distribution or as otherwise provided by the Board in accordance with applicable law, the Optionee shall not be permitted to sell, transfer, pledge or assign the Option or this Stock Option Agreement; provided, however, that the Optionee shall be permitted to transfer this Option to a trust controlled by the Optionee during the Optionee's lifetime for estate planning purposes. Unless transferred pursuant to the foregoing sentence, the Option shall be exercisable, during the Optionee's lifetime, only by the Optionee. Without limiting the generality of the foregoing, except as otherwise provided herein, the Option may not be assigned, transferred, pledged or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option shall be null and void and without effect.

        11. Restricted Stock Option. Optionee may elect to exercise any portion of the Option prior to the Shares becoming vested pursuant to Section 3 hereof. Upon exercise of the Option to purchase unvested Shares, Optionee shall receive shares of stock, which until vested, shall be restricted ("Restricted Stock"). The Restricted Stock shall be subject to the following terms and conditions:

               (a) Transferability. The Optionee shall not transfer, assign, encumber or otherwise dispose of any Restricted Shares, except (i) by will or by the laws of descent or distribution or (ii) by transfer to the Company in pledge as security for payment of the Note, where permitted pursuant to Section 9 hereof. If the Optionee transfers any Restricted Shares, this Section 11 shall apply to the transferee to the same extent as the Optionee.

               (b) Escrow. Upon issuance, if requested by the Company, the certificates for Restricted Shares shall be deposited in escrow with the Company to be held in accordance with the provisions of this Agreement. Any new, substituted or additional securities or other property described in Section 12 shall immediately be delivered to the Company to be held in escrow, but only to the extent the Shares are at the time Restricted Shares. All regular cash dividends on Restricted Shares (or other securities at the time held in escrow) shall be paid directly to the Optionee and shall not be held in escrow. Restricted Shares, together with any other assets or securities held in escrow hereunder, shall be released from escrow upon the Optionee's request to the extent the Shares are no longer Restricted Shares (but not more frequently than once every six months).

        12. Adjustments Upon Changes in Capitalization, Merger or Change in Control.

               (a) If any change is made to the Ordinary Shares, or Shares subject to the Option hereunder, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination or reclassification of Ordinary Shares, exchange of stock, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the number of Shares covered by this Option, as well as the Exercise Price of this Option, shall be proportionately adjusted for any increase or decrease in the number of issued Ordinary Shares. Such adjustments shall be made on good faith by the Board, whose good faith determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

               (b) In the event of a Change in Control (as defined below), at the sole election of the Optionee (i) any surviving or acquiring corporation shall be required to assume the Option or an equivalent option shall be substituted, or (ii) the vesting of the Option shall be accelerated such that the Option granted hereunder shall immediately vest, in its entirety, at or prior to such event. For purposes of this Agreement, "Change in Control" means:
(1) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common shares outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; (4) an expression of intent to acquire control notified to the Company under Section 13(d)(1)(C) of the U.S. Securities Exchange Act of 1934, as amended, which acquisition is subsequently effected; or (5) a change in control of the Company effected by a successful tender offer for more than 50% of the outstanding voting securities of the Company.

        13. Tax Consequences. Some of the federal tax consequences relating to the exercise and disposition of this Option, as of the date of this Option, are set forth below. Optionee acknowledges that he has read the brief summary set forth below with respect to certain U.S. tax consequences arising upon exercise of this Option and upon disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

               (a) Exercising the Option. The Optionee may incur regular federal income tax liability upon exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value (as quoted on the Nasdaq National Market or the Nasdaq SmallCap Market or other stock exchange or as determined by the Board in good faith) ("Fair Market Value") of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an employee or a former employee, the Company will be required to withhold from his compensation or collect from the Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

               (b) Disposition of Shares. If the Optionee holds Shares acquired upon exercise of the Option for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

               (c) Section 83(b) Election. Optionee hereby acknowledges that he has been informed that, with respect to the exercise of the Option for Restricted Shares, an election may be filed by the Optionee with the U.S. Internal Revenue Service, within 30 days of the purchase of the Shares, electing pursuant to Section 83(b) of the Code to be taxed currently on any difference between the Option Exercise Price and Fair Market Value of the Shares on the date of purchase. OPTIONEE ACKNOWLEDGES THAT IT IS OPTIONEE'S SOLE

RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF OPTIONEE REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON OPTIONEE'S BEHALF.

        14. Entire Agreement; Governing Law. The Employment Agreement, by and between Zindart Limited, a Bermuda corporation and Optionee, this Agreement, the Exercise Notice and the Investment Representation Statement, all dated as of the date hereof, constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes in its entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified except by means of a writing signed by the Company and the Optionee. This agreement is governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region of the People's Republic of China without regard to its principles of conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

        15. Rights as a Stockholder. Neither the Optionee nor any of the Optionee's successors in interest shall have any rights as a stockholder of the Company with respect to any Shares subject to the Option until the date of issuance of a stock certificate for such Shares. The Company shall issue or cause to issue such stock certificate promptly after the Option is exercise in whole or in part.

        16. Authority of the Board. The Board shall have full authority to interpret and construe this Stock Option Agreement. The determination of the Board as to any such matter of interpretation or construction made in good faith shall be final, binding and conclusive.

        17. NO GUARANTEE OF CONTINUED SERVICE. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING TO PROVIDE SERVICES AS AN EMPLOYEE OR CONSULTANT OF THE COMPANY OR A SUBSIDIARY OF THE COMPANY IN ACCORDANCE WITH THE PROVISIONS OF THE EMPLOYMENT AGREEMENT (AND NOT THROUGH THE ACT OF BEING HIRED OR BEING GRANTED AN OPTION). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S OR SUCH SUBSIDIARY'S RIGHT TO TERMINATE OPTIONEE'S

RELATIONSHIP AS AN EMPLOYEE OR CONSULTANT IN ACCORDANCE WITH THE EMPLOYMENT AGREEMENT.

        By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of this Agreement. Optionee has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations made by the Board in good faith upon any questions relating to this Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:                                    ZINDART LIMITED
                                             a Hong Kong corporation

/s/ PETER A.J. GARDINER                      By:/s/ ALEXANDER M.K. NGAN
------------------------------                  -----------------------
PETER A.J. GARDINER                          Name:   Alex M.K. Ngan
                                             Title:  Chief Executive Officer

Residence Address:

                                   EXHIBIT A-1

                                 ZINDART LIMITED

                                 EXERCISE NOTICE

Zindart Limited
Flat C&D, 25/F Block 1
Tai Ping Industrial Centre
57 Ting Kok Road
Tai Po, New Territories
Hong Kong

Attention:  Secretary

        a. Exercise of Option. Effective as of today, ____________, ____, the undersigned ("Optionee") hereby elects to exercise Optionee's option (the "Option") to purchase _________ Ordinary Shares (the "Shares") of Zindart Limited (the "Company") under and pursuant to the Stock Option Agreement dated __________, 2000 (the "Agreement").

        b. Delivery of Payment. Optionee herewith delivers to the Company the full exercise price for the Shares.

        c. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Agreement and agrees to abide by and be bound by its terms and conditions.

        d. Rights as Shareholder. Until the stock certificate evidencing such Shares is issued to the Optionee (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option. Subject to Section 11 of the Agreement, the Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Agreement.

        Optionee shall enjoy rights as a shareholder until such time as Optionee disposes of the Shares. Upon such exercise, Optionee shall have no further rights as a holder of the Shares so purchased except the right to receive payment for the Shares so purchased in accordance with the provisions of this Exercise Notice, and Optionee shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

        e. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares (including any election made pursuant to Section 83(b) of the U.S. Internal Revenue Code of 1986, as amended) and that Optionee is not relying on the Company for any tax advice.

        f. Restrictive Legends and Stop-Transfer Orders.

               (1) Legends. Optionee understands and agrees that the Company may cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by Hong Kong or U.S. state or federal securities laws:

               THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES LAWS OF HONG KONG, THE U.S. SECURITIES ACT OF 1933 (THE "ACT") OR THE LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THERE WITH.

               (2) Stop-Transfer Notices. Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

               (3) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

        g. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Optionee and his heirs, executors, administrators, successors and assigns.

        h. Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Optionee or by the Company forthwith to the Board of Directors of the Company (the "Board") or the committee thereof that administers the Agreement and/or Exercise Notice, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or committee shall be final and binding on the Company and on the Optionee.

        i. Governing Law; Severability. This Exercise Notice shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region of the People's Republic of China without regard to its principles of conflict of laws. Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

        j. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or international courier service, prepaid, return receipt requested, and addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

        k. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Exercise Notice.

        l. Entire Agreement. The Agreement is incorporated herein by reference. The Agreement, this Exercise Notice, and the Investment Representation Statement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof.

Submitted by:                                Accepted by:

OPTIONEE:                                    ZINDART LIMITED


By:                                          By:
      []
                                             Its:


Address:

                                   EXHIBIT A-2

                       INVESTMENT REPRESENTATION STATEMENT

OPTIONEE:              PETER A.J. GARDINER

COMPANY:               ZINDART LIMITED

SECURITY:              ORDINARY SHARES

AMOUNT:

DATE:

        In connection with the purchase of the above-listed Securities, the under signed Optionee represents to the Company the following:

        1. Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Optionee is acquiring these Securities for investment for Optionee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the U.S. Securities Act of 1933, as amended (the "Securities Act").

        2. Optionee acknowledges and understands that the Securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee's investment intent as expressed herein. In this connection, Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Securities. Optionee under stands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable securities laws.

        3. Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the option to the Optionee, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Exchange Act); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

        In the event that the Company does not qualify under Rule 701 at the time of grant of the option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non- affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

        4. Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.


                                             Signature of Optionee:


                                             Date:                  ,
                                                  ------------------